Muller Data Corporation

                                                                    TSIS
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Thomson Securities Information Services


October 28, 1996


Glickenhaus & Co.
6 East 43 Street
New York, New York  10017

                  Re: GLICKENHAUS SPECIAL SITUATION TRUST, SERIES 1 Duke & Company Tax Free Portfolio
                           National Insured Trust

Gentlemen:

We have examined Registration Statement File NO. 333-10371 for the above-captioned trust. We hereby acknowledge that Muller Data Corporation is currently acting as the evaluator for the trust(s). We hereby consent to the use in the Registration Statement of the reference to Muller Data Corporation as evaluator.

In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust(s) portfolio are the ratings currently indicated in our UITS database as of the date of the evaluation report.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ MARIO S. BUSCEMI
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Mario S. Buscemi
Chief Operating Officer

MSB:tg


395 Hudson Street  o  New York, NY  10014-3622  o  212-807-3800


C/M  10726.0076 419470.1